                                                                           10.66

               CONSENT, WAIVER AND AMENDMENT TO AND RELEASE UNDER
                                CREDIT AGREEMENT

                  This CONSENT, WAIVER AND AMENDMENT TO AND RELEASE UNDER CREDIT AGREEMENT ("Amendment") is dated as of November 12, 2002, and is entered into by and among AMERICAN COIN MERCHANDISING, INC., a Delaware corporation ("Borrower"), the financial institutions (together with their respective successors and assigns, "Lenders") from time to time party to the Credit Agreement (as hereinafter defined), MADISON CAPITAL FUNDING LLC, as a Lender and as Agent for all Lenders ("Agent") and THE ROYAL BANK OF SCOTLAND PLC, NEW YORK BRANCH, as a Lender and as a Documentation Agent for all Lenders.

                                   WITNESSETH:

                  WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of February 11, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement);

                  WHEREAS, on September 3, 2002, Borrower acquired (the "Kiddie World Acquisition") certain of the assets (the "Acquired Assets") of Kiddie World of America, Inc. ("Seller");

                  WHEREAS, Events of Default are in existence under Section 8.1.4(a) of the Credit Agreement as a result of the consummation of the Kiddie World Acquisition, due to Borrower's breach of (a) Section 6.1.5(a) of the Credit Agreement with respect to Borrower's failure to timely notify Agent of the existence of certain Events of Default, (b) Section 7.1 of the Credit Agreement relating to Borrower's incurrence of $1,125,000 of Debt to Seller in connection with the consummation of the Kiddie World Acquisition (the "Seller Debt"); (c) Section 7.2 of the Credit Agreement with respect to Borrower's grant to Seller of Liens against the Acquired Assets in order to secure the Seller Debt; (d) Section 7.7 of the Credit Agreement with respect to Borrower's use of Revolving Loans to pay the cash portion of the purchase price of the Kiddie World Acquisition; and (e) Section 7.11(k) of the Credit Agreement relating to Borrower's consummation of the Kiddie World Acquisition without satisfaction of the requirements thereof described on Schedule A hereto (each of the foregoing an "Existing Default" and collectively, the "Existing Defaults"); Borrower has requested that Agent and Lenders waive the Existing Defaults and consent to the Kiddie World Acquisition;

                  WHEREAS, the parties desire to amend the Credit Agreement as hereinafter set forth;

                  WHEREAS, Audax and Borrower have agreed to amend the Audax Debt Documents in certain respects and Borrower has requested that Agent and Lenders consent thereto; and

                  WHEREAS, Borrower has requested that Lenders agree to release their Liens on certain assets of Borrower located in the State of Washington;

                  NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. CONSENTS. Subject to the satisfaction of the conditions set forth in Section 5 below, Agent and Lenders hereby consent to (a) the consummation by Borrower of the Kiddie World Acquisition and (b) the amendments to the Audax Debt Documents contained in the agreement attached hereto as Schedule B.

                  2. WAIVER. Subject to the satisfaction of the conditions set forth in Section 5 below, Agent and Lenders hereby waive the Existing Defaults. Upon the effectiveness of such waiver, the Kiddie World Acquisition shall be deemed to be an Acquisition permitted pursuant to Section 7.11(k) of the Credit Agreement. This is a limited waiver and shall not be deemed to constitute a waiver of any other Event of Default or any future breach of the Credit Agreement or any of the other Loan Documents or any other requirements of any provision of the Credit Agreement or any other Loan Documents.

                  3. AMENDMENTS. Subject to the satisfaction of the conditions set forth in Section 5 below, the Credit Agreement is amended as follows:

                  (a) The definition of the term "Pro Forma EBITDA" contained in
Section 1.1 of the Credit Agreement is amended and restated in its entirety, as follows:

                  Pro Forma EBITDA means, with respect to any Restricted Subsidiary, business or division acquired in an Acquisition or joint venture Investment permitted to be made under Section 7.11 hereof, the Attributable Percentage of EBITDA for such Restricted Subsidiary, business, division or joint venture for the portion of the most recent twelve (12) month period that fell prior to the consummation of such Acquisition or Investment and for which financial statements are made available to Agent at the time of determination thereof, adjusted by identifiable and verifiable actual or pro forma one-time nonrecurring items, such as excess owner compensation, severance and one-time transaction-related expenses of the acquired business, in each case to the extent approved by Agent and Required Lenders, which approval shall not be unreasonably withheld; provided that, notwithstanding anything to the contrary contained herein, for each month prior to September, 2002 included in any testing period, Pro Forma EBITDA for the business acquired in the Kiddie World Acquisition shall be deemed to be equal to $56,160.

                  (b) The definition of the term "Subordinated Debt" contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety, as follows:

                  Subordinated Debt means (a) the Audax Subordinated Debt, (b) the Trust Subordinated Debt, (c) the Kiddie World Debt and (d) any additional unsecured Debt of Borrower which has subordination terms, covenants, pricing and other terms which have been approved in writing by Required Lenders.

                  (c) Section 1.1 of the Credit Agreement is amended to include definitions of the terms, "Kiddie World", "Kiddie World Acquisition", "Kiddie World Calculation Period", "Kiddie World Debt" and "Kiddie World Debt Documents" in alphabetical order, as follows:

                  Kiddie World means Kiddie World of America, Inc., a Missouri corporation.

                  Kiddie World Acquisition means the acquisition by Borrower of certain of the assets of Kiddie World pursuant to a certain Asset Purchase and Sale Agreement dated September 2, 2002 and related agreements, instruments and documents.

                  Kiddie World Debt means the Borrower's Debt to Kiddie World in the principal amount of $1,125,000, evidenced by the Kiddie World Debt Documents.

                  Kiddie World Debt Documents means, collectively, the certain Note dated September 3, 2002 executed by Borrower in favor of Kiddie World, any Security Agreement at any time executed by Borrower in favor of Kiddie World, and all other agreements, instruments and documents evidencing, securing or otherwise relating to the Kiddie World Debt.

                  (d) A new Section 6.13 is hereby inserted into the Credit Agreement, as follows:

                  6.13 Gambling Devices.

                  Upon request by Agent at any time that any property of Borrower consisting of "gambling devices," as defined under the laws of, and which are located in, the State of Washington, constitutes more than 10% of the value (at the lower of cost or market) of the total amount of all such types of property owned by Borrower, or an Event of Default is in existence, take such action as is reasonably requested by Agent and is consistent with applicable law, at Borrower's expense, in order to grant to Agent, and perfect in Agent's favor, a Lien on such "gambling devices".

                  (e) Section 7.1 of the Credit Agreement is amended by (i) deleting the word "and" at the end of clause (l) thereof and (ii) amending and restating clause (m) thereof in its entirety, as follows:

                  (m) the Kiddie World Debt in an aggregate outstanding principal amount not at any time exceeding $1,125,000, together with all accrued and unpaid interest thereon; and

                  (n) other Debt, in addition to the Debt listed above, in an aggregate outstanding principal amount not at any time to exceed $500,000, less the aggregate outstanding principal amount of the Senarc Debt and the Kiddie World Debt at such time (but in no event less than zero).

                  (f) Section 7.2 of the Credit Agreement is amended by (i) deleting the word "and" at the end of clause (l) thereof and (ii) amending and restating clause (m) thereof in its entirety, as follows:

                  (m) Liens on the assets acquired by Borrower in connection with the Kiddie World Acquisition that secure the Kiddie World Debt; and

                  (n) Liens not otherwise permitted by this Section 7.2 so long as (i) the Debt secured by such Liens is permitted under Section 7.1,
         (ii) the aggregate outstanding principal amount of the Debt secured by such Liens does not exceed $250,000, less the aggregate principal amount of the Senarc Debt and the Kiddie World Debt at such time (but in no event less than zero) and (iii) the aggregate fair market value (as of the date each such Lien is incurred) of the assets subject thereto does not exceed $250,000, less the aggregate fair market value of the assets securing the Senarc Debt and the Kiddie World Debt at the time that each of the Senarc Debt and Kiddie World Debt were incurred (but in no event less than zero).

                  (g) Clauses (iii)(c) and (iv) of Section 7.4 of the Credit Agreement are hereby amended and restated in their entirety, as follows:

                  (c) make regularly scheduled payments of interest in respect of Subordinated Debt (other than the Audax Subordinated Debt or the Kiddie World Debt), or any other payment that may be permitted under the applicable subordination agreement or subordination provisions; (iv) make regularly scheduled payments of interest and principal in respect of the Senarc Debt, or any other payment that may be permitted under the Senarc Debt Documents, and make regularly scheduled payments of interest and principal in respect of the Kiddie World Debt, in accordance with the terms of the Kiddie World Debt Documents,

                  (h) Clause (m) of Section 7.11 of the Credit Agreement is hereby amended by deleting the amount "$600,000" in the fourth line thereof and inserting in its place the amount "$630,000".

                  (i) Clause (b) of Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

                  (b) any provisions of any agreement, instrument or document evidencing or securing any of the Subordinated Debt, including without limitation any of the Audax Subordinated Debt Documents, the Trust Subordinated Debt Documents or the Kiddie World Debt Documents,

                  (j) Subsection 7.14.5 of the Credit Agreement is amended and restated in its entirety, as follows:

                  Not permit the total of (i) EBITDA for any Computation Period plus (ii) Pro Forma EBITDA for the portion of such Computation Period that is prior to the consummation of any applicable Acquisitions, to be less than the applicable amount set forth below for such Computation
         Period:

  Computation
  Period Ending                            EBITDA
  -------------                            ------
September 30, 2002                      $21,825,000
December 31, 2002                       $22,075,000
March 31, 2003                          $22,325,000
June 30, 2003                           $22,575,000
September 30, 2003                      $22,825,000
December 31, 2003                       $23,075,000
March 31, 2004                          $23,325,000
June 30, 2004                           $23,575,000
September 30, 2004                      $23,825,000
December 31, 2004                       $24,075,000
March 31, 2005                          $24,325,000
June 30, 2005                           $24,575,000
September 30, 2005                      $24,825,000
December 31, 2005                       $25,075,000
March 31, 2006                          $25,325,000
June 30, 2006                           $25,575,000
September 30, 2006                      $25,825,000
December 31, 2006                       $26,075,000
March 31, 2007                          $26,325,000
June 30, 2007                           $26,575,000
September 30, 2007                      $26,825,000
December 31, 2007                       $27,075,000

         provided, that the minimum required EBITDA set forth above for each Computation Period during which an Acquisition or joint venture Investment is consummated pursuant to Section 7.11 (other than the Kiddie World Acquisition, the effect of which has already been taken into account), or that occurs after such Acquisition or joint venture Investment has been consummated, shall be increased by an amount equal to 85% of Pro Forma EBITDA with respect to the Restricted Subsidiary, business or division acquired, or joint venture Investment made, at the time of such Acquisition or consummation.

                  (k) Section 7.14.6 of the Credit Agreement is hereby amended by increasing the Capital Expenditure limitation for Fiscal Year 2002 from "$7,000,000" to "$8,500,000".

                  (l) Section 8.1.2 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

                  Any default shall occur under the terms applicable to any Debt of any Loan Party (other than the Trust Subordinated Debt, the Audax Subordinated Debt, the Kiddie World Debt or the Senarc Debt) in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $250,000; or any default shall occur under any of the Trust Subordinated Debt Documents, the Trust Preferred Documents, the Audax Subordinated Debt Documents, the Kiddie World Debt Documents or the Senarc Debt Documents; and, in any case such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require Borrower or any Restricted Subsidiary to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

                  (m) Schedules 5.6, 5.16 and 5.20 to the Credit Agreement are hereby amended and restated in their entirety in the forms attached hereto as Schedule C.

                  4. RELEASE. Lenders hereby agree to release, and directs Agent to release, Agent's Lien on all "gambling devices," as defined under the laws of, and which are located in, the State of Washington.

                  5. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Agent), each to be in form and substance satisfactory to Agent; the execution of this Amendment by Agent shall constitute Agent's acknowledgement that such conditions have been satisfied or waived:

                  (a) Agent shall have received a fully executed copy of this Amendment signed by Borrower and Lenders, and such other documents and instruments as Agent may require;

                  (b) Agent shall have received a fully executed copy of a waiver agreement signed by Audax pursuant to which Audax waives all defaults existing under the Audax Debt Documents which arise out of the consummation of the Kiddie World Acquisition;

                  (c) Agent shall have received executed copies of all material documents, agreements and instruments pertaining to the Kiddie World Acquisition;

                  (d) Agent shall have received, reviewed and approved such Uniform Commercial Code search reports and other diligence materials relating to the business and the assets purchased by Borrower in connection with the Kiddie World Acquisition as are deemed necessary by Agent in its sole discretion;

                  (e) Agent shall have received, for the pro rata benefit of Lenders, an amendment fee equal to $75,000, which shall be fully earned and nonrefundable when paid;

                  (f) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel; and

                  (g) No Default or Event of Default other than the Existing Defaults shall have occurred and be continuing.

                  6. REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Amendment, Borrower represents and warrants to Agent and
Lenders:

                  (a) that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Borrower and that this Amendment has been duly executed and delivered by Borrower; and

                  (b) that each of the representations and warranties set forth in Section 5 of the Credit Agreement (other than those which, by their terms, specifically are made as of certain date prior to the date hereof) as amended pursuant to Schedule C hereto, are true and correct in all material respects as of the date hereof.

                  7. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

                  8. REFERENCES. Any reference to the Credit Agreement contained in any document, instrument or Credit Agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

                  9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

                  10. RATIFICATION. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

                             AMERICAN COIN MERCHANDISING, INC.


                             By /s/ Randall J. Fagundo
                                ------------------------------------------------
                             Title President and Chief Executive Officer


                             MADISON CAPITAL FUNDING LLC,
                               as Agent and a Lender


                             By     /s/ Craig Lacy
                                ------------------------------------------------
                             Title Managing Director


                             THE ROYAL BANK OF SCOTLAND PLC,
                               NEW YORK BRANCH, as Documentation Agent
                               and a Lender


                             By /s/ Una Corr
                                ------------------------------------------------
                             Title Vice President


                             COMERICA BANK, as a Lender


                             By /s/ Tammy J. Gurne
                                ------------------------------------------------
                             Title Managing Director


                             ANTARES CAPITAL CORPORATION,
                                as a Lender


                             By /s/ Chet Zara
                                ------------------------------------------------
                             Title Director


                             MIDLAND NATIONAL LIFE INSURANCE
                               COMPANY, as a Lender


                             By /s/ Adrian Duffy
                                ------------------------------------------------
                             Title Managing Director


                             DENALI CAPITAL CLO I, LTD., as a Lender


                             By /s/ John P. Thacker
                                ------------------------------------------------
                             Title Chief Credit Officer